Exhibit 99.1

Momentive Performance Materials Inc. 260 Hudson River Road Waterford, NY 12188 momentive.com	NEWS RELEASE

Momentive Performance Materials Inc. Announces
First Quarter Year 2015 Conference Call

WATERFORD, N.Y. (May 12, 2015) - Momentive Performance Materials Inc. (“Momentive Performance Materials” or the “Company”) today announced it will host a teleconference to discuss First Quarter 2015 results on Friday, May 15, 2015, at 10 a.m. Eastern Time. The Company will issue a press release announcing its financial results for the first quarter ended March 31, 2015 prior to the opening of the market on May 15, 2015.

Interested parties are asked to dial-in approximately 10 minutes before the call begins at the following numbers:

U.S. Participants: 866-271-5140
International Participants: 617-213-8893
Participant Passcode: 72056590

Live Internet access to the call and presentation materials will be available through the Investor Relations section of the Company’s website: www.momentive.com.

A replay of the call will be available for three weeks beginning at 2 p.m. Eastern Time on May 15, 2015. The playback can be accessed by dialing 888-286-8010 (U.S.) and +1-617-801-6888 (International). The passcode is 59270903. A replay also will be available through the Investor Relations Section of the Company’s website.

About the Company

Momentive Performance Materials Inc. is a global leader in silicones and advanced materials, with a 75-year heritage of being first to market with performance applications for major industries that support and improve everyday life. The Company delivers science-based solutions, by linking custom technology platforms to opportunities for customers. Momentive Performance Materials Inc. is an indirect wholly-owned subsidiary of MPM Holdings Inc. Additional information about Momentive and its products is available at www.momentive.com.

Contact
Investors:
John Kompa
614-225-2223
john.kompa@momentive.com